EXHIBIT 23.3
                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement of IVAX Corporation pertaining to the IVAX Corporation Employee Savings Plan (Puerto Rico) of our report dated March 25, 1994, with respect to the consolidated financial statements of McGaw, Inc., for the years ended December 31, 1993, and 1992, included as an exhibit to the IVAX Corporation Annual report on Form 10-K for the year ended December 31, 1994 filed with the Securities and Exchange Commission.


                                         /s/ ERNST & YOUNG LLP
                                         ---------------------
                                             ERNST & YOUNG LLP

Orange County, California
December 18, 1995